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                                                                     Exhibit 21

                             LIST OF SUBSIDIARIES OF
                             WESTPOINT STEVENS INC.
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
                                                                                               % of Securities
                                                                                                  Owned by
Name                                                        Incorporated                        Immed. Parent
----                                                        ------------                       ---------------
WestPoint Stevens Inc. I                                    Delaware                                 100%
         J.P. Stevens & Co., Inc.                           Delaware                                 100%
                  WestPoint Stevens (Canada) Ltd.           Canada                                   100%
                  J.P. Stevens Enterprises, Inc.            Delaware                                 100%
         Alamac Holdings Inc.                               Delaware                                 100%
         Liebhardt Inc.                                     Delaware                                 100%
WestPoint Stevens (Asia) Inc.                               British Virgin Islands                   100%
WestPoint Stevens Stores Inc.                               Georgia                                  100%
WestPoint Stevens (UK) Limited                              England                                  100%
         WestPoint Stevens (Europe) Limited                 England                                  100%
                  Lexward Properties Limited                England                                  100%
                  DPC Associates Limited                    England & Wales                          100%
                  Artway Designs Limited                    England                                  100%
WPS Receivables Corporation                                 Delaware                                 100%
WPSI Inc.                                                   Delaware                                 100%
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